Exhibit 99.1(a)
                                                                 ---------------

                            FIDELITY FEDERAL BANCORP
                               EVANSVILLE, INDIANA

                          SHAREHOLDER RIGHTS AGREEMENT
                          ----------------------------

         Fidelity Federal Bancorp is conducting a rights offering in which it will offer subscription rights to purchase _______________ shares of its common stock (the "Shares").

         The terms of the rights offering entitle the holders of our common stock as of the close of business on the record date of March 1, 2004 to receive one (1) basic subscription right, rounded down to the nearest whole number, for every _____ shares of our common stock held. Each subscription right you have entitles you to purchase one share of our common stock. This is your basic subscription right.

                            Basic Subscription Right
                            ------------------------

         As a holder of our common stock as of the close of business on the record date of March 1, 2004 you will receive one (1) basic subscription right, rounded down to the nearest whole number, for every _____ shares of our common stock held. Each basic subscription right you have entitles you to purchase one Share.

         If any Shares are not purchased by the exercise of the basic subscription right, you may be able to purchase additional Shares by the exercise of your over-subscription privilege subject to availability and proration. Your over-subscription privilege entitles you to over-subscribe for additional Shares, if you exercised your basic subscription right in full. This limitation is described in our prospectus delivered to you dated __________, _____ in the section entitled "The Rights Offering" under the subsections "The Over-Subscription Privilege" and "Exercise Procedures".

         We will only permit you to exercise your over-subscription privilege if:

         o you specify below your intent to exercise your basic over-subscription privilege, subject to the terms and conditions of the rights offering, and

         o the aggregate payment delivered or transmitted by you exceeds the aggregate price you must pay to purchase all Shares you are entitled to purchase upon the exercise of your basic subscription right.

         Set forth below is the number of shares which you own of record as of March 1, 2004. For every _____ shares you own on March 1, 2004, you receive one
(1) basic subscription right. To determine your basic subscription right, divide the number of shares set forth below by _____ and round down to the nearest whole number. For example, if you own 10 shares of record, your basic subscription privilege would be 1, calculated by dividing 10 by _____, which equals ____, and rounding down to the nearest whole number, or 1.

                                  Miscellaneous
                                  -------------

         For a more complete description of the terms and conditions of the rights offering, please refer to the prospectus, which is incorporated herein by reference. Copies of the prospectus are available upon request from Fidelity Federal Bancorp, 18 NW Fourth Street, P.O. Box 1347, Evansville, Indiana 47706-1347, Attention Mark A. Isaac, Vice President, Telephone: (812) 424-0921.

         We must receive this shareholders rights agreement with payment in full by 5:00 p.m., Central time, on the expiration date of the rights offering, which is __________, _____.

         Any subscription rights not exercised on or prior to __________, _____ will expire and no longer be exercisable. Any exercise of a subscription right for Shares in the rights offering is irrevocable. We will issue the Shares purchased in the rights offering as soon as practicable following the expiration date.

         We encourage you to review the prospectus and instructions before exercising your subscription rights. The subscription rights are not assignable or transferable.

                Rights Holder Representations And Acknowledgments
                -------------------------------------------------

         As an inducement to Fidelity to accept this shareholder rights agreement, the undersigned hereby acknowledges, understands and agrees as follows:

         (a) The undersigned was a shareholder of record or the beneficial owner of shares of Fidelity on March 1, 2004.

         (b) The shareholder rights agreement and the exercise of rights evidenced by the shareholder rights agreement may be rejected, in whole or in part, at the sole discretion of Fidelity. In the event that this shareholder rights agreement, and the exercise of rights evidenced by the shareholder rights agreement, is rejected by Fidelity for whatever reason, all funds that the undersigned has paid pursuant to this shareholder rights agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

         (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by Fidelity when issuing Shares upon the exercise of the basic subscription right and over-subscription privilege, as the case may be, of the undersigned.

         (d) This shareholder rights agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his interest under this shareholder rights agreement.

         (e) This shareholder rights agreement shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to choice of law principles.

         (f) All information contained in this shareholder rights agreement with respect to the undersigned shall be true, accurate and complete on the date of this agreement and on the date that this agreement is accepted by Fidelity. The undersigned shall indemnify and hold harmless Fidelity and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision by the undersigned contained in this shareholder rights agreement.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                               Exercise of Rights
                               ------------------

         The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for Shares of Fidelity as indicated below, on the terms and subject to the conditions specified in the prospectus of Fidelity dated __________, 2004, receipt of which is hereby acknowledged.

(a) Basic Subscription Rights. Number of Shares subscribed for pursuant to the basic subscription privilege. Remember, you need one (1) subscription right to subscribe for one Share:

          ____________ x $_____  =  $_______________ payment.

(b) Over-Subscription Privilege. Number of Shares subscribed for pursuant to the over-subscription privilege:

          ____________ x $_____  =  $_______________ payment.

By exercising the over-subscription privilege, the undersigned represents and certifies that the undersigned has fully exercised its basic subscription privilege.

(c) Total Subscription: This is equal to the sum of the payments calculated on lines (a), and (b).

         The total subscription is $_______________ payment.

         If you do not specify the number of subscription rights and over-subscription privileges being exercised, or if your payment is not sufficient to pay the total purchase price for all of the Shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of subscription rights and over-subscription privileges that could be exercised for the amount of the payment that we receive from you. If your payment exceeds the total purchase price for all of the subscription rights shown on this shareholder rights agreement, your payment will be applied, until depleted, to subscribe for Shares in the following order:

         (1) to subscribe for the Shares, if any, that you indicated on the shareholder rights agreement that you wished to purchase through your basic subscription right, until your basic subscription right has been fully exercised; and

         (2) to subscribe for additional Shares pursuant to the basic over-subscription privilege, subject to any applicable limitation.

Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

           Method of Payment (Check And Complete Appropriate Box(es)):
           -----------------------------------------------------------

[ ]      Check, bank draft, or money order payable to "Fidelity Federal
         Bancorp"; or -

[ ]      Wire transfer of immediately available funds directed to:


                  Wire to: Federal Home Loan Bank of Indianapolis
                  ABA#:             074 001 019
                  Further Credit:   United Fidelity Bank, fsb
                  Account #:        8166-9994

                  Further Credit:   Fidelity Federal Bancorp - Rights Offering
                  Account #:        0-01-45002025

         IN WITNESS WHEREOF, the undersigned (has/have) executed this Shareholder Rights Agreement this _______ day of ________________________, 2004.



Rights holder's Signature(s) ____________________________

Rights holder's Signature(s) ____________________________ (If held jointly)

Telephone No. (_____) _____-__________

                              Delivery Instructions
                              ---------------------

Address for mailing of Shares in accordance with the prospectus if other than shown on the first page hereof:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Rights holder's Signature(s): __________________________________________________

Rights holder's Signature(s): _________________________________(If held jointly)

Signatures Guaranteed by: ______________________________________________________



Note: If the addressee above is not a commercial bank, broker, dealer, credit union, national securities exchange or savings association or the shareholder named on this shareholder rights agreement, then the shareholder completing this shareholder rights agreement must have a commercial bank, broker, dealer, credit union, national securities exchange or savings association guarantee such rights holder's signature.